UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  Form 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) July 25, 2001


                      Commission file Number 000-25523



                               ShareCom, Inc.
           (Exact Name of Registrant as Specified in its Charter)
                    (Formerly Anonymous Data Corporation)


NEVADA                                               86-0857752
(State of other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification Number)




1251 N. Sherwood Lane
Palatine, IL                                         60067
(Address of principal executive offices)             (Zip Code)




                               (800) 818-6505
              (Registrant's Executive Office Telephone Number)

                       CAUTIONARY STATEMENT CONCERNING
                         FORWARD LOOKING STATEMENTS

      This 8-K filing and the documents to which we refer you to in this filing contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including:

     *    our financial performance and projections;

     *    our growth in revenue and earnings; and

     *    our business prospects and opportunities.

      You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including

     *    our ability to retain the business of our significant customers;

    *    our ability to keep pace with new technology and changing market needs;
       and

     *    the competitive environment of our business.

      These and other factors may cause our actual results to differ materially from any forward-looking statement.

      Forward-looking statements are only predictions. The forward-looking events discussed in this filing, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this filing, the documents to which we refer you and other statements made from time to time by us or our representatives, might not occur.

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     Pursuant to an Acquisition Agreement and Plan of Merger (the "Merger Agreement") dated as of June 27, 2001 between Anonymous Data Corporation ("ANYD"), a Nevada corporation, and ShareCom, Inc. ("ShareCom"), an Illinois corporation, all the outstanding shares of common stock of ShareCom were exchanged for 14,000,000 shares of 144 restricted common stock of ANYD in a transaction in which ANYD was the surviving corporation. (Agreement and Plan of Merger was filed in a Form 8-K on June 29, 2001)

     Pursuant to the terms of the merger agreement, ANYD has changed its name to ShareCom, Inc. and authorized a 1 for 322 reverse stock split (ie-current ANYD stockholders will receive 1 share for every 322 shares they currently hold). Additionally, ANYD has applied for a new trading symbol.

     ANYD stockholders also elected the following Directors: Brad Nordling, Lynda Nordling, James Dobbs, Douglas Marrison, William Somers and William Alleman. Additionally, the new board elected the officers listed below under "Management."

     As a result of the merger, the 14,000,000 shares issued to the ShareCom stockholders resulted in a change in control of ANYD.

     Based on currently available information, after the consummation of the Merger, ShareCom does not believe that there will be any officers, directors or beneficial owners of more than five percent (5%) of the Common Stock except as set forth below.

NAME AND ADDRESS                                     SHARES
OF BENEFICIAL HOLDER                              BENEFICIALLY   PERCENT OF
                                                      OWNED        CLASS
Brad Nordling, President (1)                         12,551,000     89%
Michele Smith, Secretary/Treasurer (1)                   49,000      0%
Frank Richier, Vice President of Operations (1)          49,000      0%
Lynda Nordling, Director (1) (2)                              0      0%
William Somers, Director(1)                                 652      0%
James Dobbs, Director (1)                                     0      0%
Douglas Marrison, Director (1)                                0      0%
William Alleman, Director (1)                                 0      0%
Arnold P. Guttenberg                                    749,000      5%
                                                   --------------------
Total                                                13,398,652     94%

(1) The address is 1251 N. Sherwood Lane, Palatine, Illinois 60067
(2) Lynda Nordling is the wife of Brad Nordling.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      Pursuant to the terms and conditions of the merger between ShareCom and ANYD the then present intellectual property of ShareCom was transferred to ANYD. In addition all of ANYD's intellectual property was transferred to ANYD's Principal Stockholder, James Beecham, as partial repayment for certain loans made to ANYD in excess of $300,000.

Business General

     ShareCom was formed as an Internet e-commerce company selling electronic products to end consumers through its 2WayTalk.com website. ShareCom is now expanding its product lines through its other website called WeatherRadios.com. The founders are: Lynda Nordling, a marketing executive with twenty three years experience at the headquarters of a major insurance company, and Brad Nordling, a software developer who has twenty years technology experience with a concentration in website development in the last six years.

                          ShareCom Internet Stores


2 Way Talk                         WeatherRadios.com
Opened 1/1/1999                    Opened 8/1/2000

Cherokee Electronics, Coleman      The Premier NOAA Weather Radio Consumer
Electronics, Cobra Electronics,    Information Center.  Major
Midland Consumer Radios, First     manufacturer's products sold at this
Alert NOAA Weather Radios and I-   site: First Alert, Cherokee Electronics,
JAM multimedia products.           Coleman Electronics, Midland, Maxon,
                                   Oregon Scientific and Silent Call Inc.

*       2 Way Family Radios (FRS & *    NOAA Weather Radios
   GMRS)                           *    Silent Call Accessories
               (WalkieTalkies.com)          - WeatherRadios.com is the
*       CB Radios                      exclusive Distributor of Silent
               (CBRadios.com)          Call's Weather Radio accessories for
*       Digital Music Components       deaf and hearing-impaired users (bed
                (AudioTower.com)       shakers, strobe lights).


Overview of the marketing plans and strategic alliances for each on-line store:

* NOAA Weather Radios alert people of tornadoes and other severe storms when they are away from TV and radio. This is especially important for families while sleeping. The NOAA Weather Radio signal also broadcasts alerts for Flash Floods, Mud Slides, and even man-made disasters such as Chemical Spills and Terrorism. NOAA Weather Radios are fast becoming recognized as an essential safety device for homes, businesses and critical
  care  facilities.   There  are  currently over  600  towers  (transmitters)
  broadcasting the NOAA Weather Radio signal countrywide. NOAA's goal is to increase the number of transmitters so the signal will reach at least 95% of the US population.

* The National Weather Service (NWS) has stated that there has been an increase in severe weather in the last 10 years and this trend is expected to continue. They have a published goal for NOAA Weather Radios to be in every home within the next 10 years. Currently, approximately 7% of homes have
  this   device.    The  NWS,  the  National  Oceanographic   and   Aerospace
  Administration (NOAA), the Federal Emergency Management Agency (FEMA) and other government agencies have an aggressive education and funding effort to reach this goal.

* New technology called Specific Area Message Encoding (SAME) was introduced in the late 90's. This feature allows users to set the alarm only for counties in their immediate area. This feature is expected to make this tool commonplace in homes because families will now only be awakened for storms and hazards that pose an immediate danger.

* WeatherRadios.com has been awarded a National Partnership with FEMA to increase the use of Weather Radios countrywide through a program called Project Impact. There are 2,600 Project Impact coordinators in the U.S and their purpose is to build disaster resistant communities through government and corporate partnerships. The FEMA site lists WeatherRadios.com as a national partner and they provide a banner and link to the WeatherRadios.com
  site.  The  FEMA  site gets over 100,000 visitors per  day.   The  national
  exposure and credibility of this partnership positions WeatherRadios.com for tremendous growth in the next five years through the implementation of the following marketing strategies:

Prime Time TV Campaigns:
     As part of the FEMA/Project Impact partnership, WeatherRadios.com has agreed to provide product donations to up to 100 TV stations in 2001/2002. The stations will hold a viewer drawing to give away one radio per week. Local Weather Broadcasters will highlight the importance of Weather Radios and give daily airtime to the website and toll free call center phone number. There is a 50% product discount offered to viewers during the promotion. The Weather Broadcasters will also work with local Project Impact leaders in the community to get press releases and WeatherRadios.com flyers placed throughout the community. This program is currently in place at KCCI in Des Moines, Iowa, KIMT in Mason, Iowa, and KTSX in Abilene, Texas.

Public Broadcasting TV Campaign:
     The Emergency Management Agency in Seattle Washington developed a 30 minute Public Service Announcements (PSA) with WeatherRadios.com. This program highlights the importance of Weather Radios and features a representative who demonstrates four brands being offered to Project Impact and Storm Ready communities at a 50% discount. The program displays the discount website address and 24/7 call center throughout the program. The PSA will be showing twice a month at all the public broadcasting stations in the state of Washington, which have a viewing audience of over 1,200,000 households.
     This PSA videotape is now being distributed to all Project Impact communities that have access to public broadcasting channels. The total household viewing numbers well over two million people.

Exclusive Sponsorship by a major Insurance Co.
     Lynda Nordling has 23 years experience at the national headquarters of a major insurance company and is keenly aware of how this industry consistently works to generate positive public relations communications to the general public and their customers. Lynda has developed a Corporate Sponsorship program comprised of product discounts for employees and customers and a strong safety advocacy public relations and advertising strategy. This program was presented to a major insurance company's Vice President of Safety and Prevention has been approved subject to final Sr. Management approval.

     The program offers an organization a banner and link on their corporate website to a customized customer on-line discount store. Their customers will also have the ability to purchase the product by mail/FAX or through the currently operational 24/7 call center.

     Insurance companies have spent considerable effort in positioning themselves as a leader in customer risk management and disaster prevention and they see this as an innovative way to differentiate them from the competition and offer their customers additional value.

     WeatherRadios.com contracted the services of the Thomas Wetzel Inc. Public Relations Consulting firm to assist in the design of this Insurance Company Sponsorship program. This firm conducted preliminary surveys with 12 major Insurance companies in the fall of 2000. Ten of the twelve companies expressed interest and asked to be considered for participation in the program. At this time WeatherRadios.com is only working with one, however the other companies may be contacted if this company decides not to implement a program this year.

Corporate Employee Discount Programs:

     Several organizations are implementing a First Alert employee discount program in 2001. The largest company has 90,000 US and Canadian employees. This company contacted WeatherRadios.com to develop this program as part of a company wide employee disaster prevention program they are introducing this year. The reason they chose WeatherRadios.com for this program is because they are a National FEMA/project Impact partner and WeatherRadios.com was referred to them by the Project Impact headquarters as the only Weather Radio company that is also a National Partner.

     Additional Corporate employee discount programs will be implemented in 2001, adding to Washington County, MN who implemented an employee discount program in December of 2000.

Corporate Fundraising programs:

     Several organizations have begun the WeatherRadios.com Fundraising program, which rebates $5 back to the organization for each radio sold as a result of their efforts. Joint marketing of this program is done through mailings, web site connections, TV and Magazine Advertisements, and other methods. WeatherRadios.com has several signed contracts to begin this program with different organizations.

     Three American Red Cross chapters are among the groups that have started this program: Oklahoma City, Dallas/Forth Worth, and Huntsville, AL. These agreements were made possible because of the National Project Impact Partnership with FEMA and because WeatherRadios.com represents multiple brands and have developed materials and a customized on-line site that clearly states that it is not an American Red Cross endorsement but a joint public service option being provided to enhance community disaster preparedness. NOAA has promised to help promote this program with The American Red Cross using various forms of media support.

     WeatherRadios.com is the first Internet site to provide complete consumer information about this product as well as on-line purchasing options for most major brands. The site is operational now and a significant marketing and public relations foundation is in place to propel consumer and business sales into rapid growth.

     WeatherRadios.com has an impressive client list. The primary accounts in 2000 were government agencies. These relationships will continue to provide a solid revenue base for the future. Now there are also agreements secured with several corporations and organizations, including several American Red Cross chapters.

     Future Funding will be used primarily to purchase product inventory, launch the TV Broadcaster partnership in up to 100 stations, enhance Systems capabilities, and manage the Exclusive Insurance Co. Sponsor, corporate programs, and the additional American Red Cross accounts. These market initiatives are possible because of the National FEMA/Project Impact partnership and they may account for over 85% of projected revenue growth.

2 Way Talk's Primary Revenue drivers

On-Line Marketplace:

     2  Way  Talk has been selected for inclusion in this exciting  new  mall within the Triple A website. This marketplace offers discounts to members. AAA selects only one Internet store for each product line to be a part of this shopping mall. 2 Way Talk will be the only Internet store selling Weather Radios, FRS Family Radios, Power Inverters, and I-JAM Digital Music components at this mall.

     By virtue of being the first Internet store with these product lines to be accepted into this mall, 2 Way Talk has effectively prevented the competition from participating in this high traffic-shopping site, since AAA only allows one store per product line.

2 Way Talk Domain Names:

     Several different domain names bring Internet users to 2 Way Talk. There is 2WayTalk.com and TwoWayTalk.com, among others. In June of 2000, ShareCom purchased the following two domain names that currently account for 37.8% of visitor traffic. These domain names will be registered in all major search engines, which will further increase traffic.

          *    CBRadios.com
*    WalkieTalkies.com

     ShareCom also owns many (over 30) domain names that describe NOAA Weather Radio.

Wireless Marketing Inc. (WMC) Exclusive Internet Distributor

     ShareCom has been selected to be the exclusive Internet Distributor for WMC, the national supplier of Cherokee, Coleman Electronics and First Alert. This selection has been made because of the rapid success and excellent service record of the 2Waytalk.com site. As WMC's exclusive distributor, all non-retail and Internet dealer requests received by WMC are referred to ShareCom. This unique relationship positions ShareCom to become WMC's highest volume distributor.

     WMC, Midland and Oregon Scientific drop ship orders for 2 Way Talk and WeatherRadios.com customers, eliminating the need to carry on-going inventory. This unique relationship positions ShareCom to become WMC's highest volume distributor.

     At this time WMC is experiencing difficulties in delivering First Alert brand Weather Radios. As this brand is the most popular, the lack of inventory has had a material adverse effect on the ability to generate revenues. Funds will be raised to purchase inventory of the First Alert brand Weather Radios and others.

WeatherRadios.com Revenue Drivers

Government Education and Funding Support for this Product

     NOAA Weather Radios are designed to save lives and cost about the price of a pair of shoes, yet only 7 to 10% of Americans own one. The NWS, NOAA, and FEMA all now have active initiatives in progress to educate consumers about the need and availability of this product. FEMA also provides each state with an annual hazard mitigation fund, which can in part be used to supply NOAA Weather Radios for public buildings or special interest groups.

     WeatherRadios.com has built a significant part of its marketing strategy around this government education and funding support. In March of 2000 an order was fulfilled for 1,000 radios for the state of West Virginia and in December of 2000 an order of 1,000 radios was sent to the MN State Project Impact group.

A National Partnership with FEMA/Project Impact positions WeatherRadios.com for exponential growth.

     WeatherRadios.com is negotiating with twenty-eight television stations to promote a Project Impact NOAA Weather Radio promotion for the fall of 2001. This three-month promotion is also now in place in Des Moines Iowa, Mason Iowa, Huntsville Alabama, and Abilene Texas. Each participating prime time station is projected to generate between 3,000 to 5,000 sales per year.

Brad and Lynda Nordling presented this program at the National Weather Broadcasters convention in October 2000 where the additional station agreements were developed. The 2001 National Weather Broadcasters convention will be in October.

     A projection of sales from both the prime time and public broadcasting TV programs that are a part of the National FEMA/Project Impact partnership is included in the Appendix TV Campaign section.

National Weather Service Storm Ready Program Alliance

     The National Weather Service is sponsoring a program called "Storm Ready" in cities across the US over the next five years to promote the use of NOAA Weather Radios. This initiative involves the NWS, State Emergency Agencies and local media in an effort to educate the public about the need for NOAA Weather Radios and other disaster planning strategies. The NWS plans to certify 20 cities per year as Storm Ready over the next five years.

     The NWS has listed WeatherRadios.com as an approved vendor on their national website and provided the contact information for all twenty-six cities currently seeking Storm Ready certification. WeatherRadios.com is offering Storm Ready community residents a 50% discount off the MSRP of the First Alert WX-67 in exchange for Emergency Management Agency coordinators communication and media support about the WeatherRadios.com discount through their efforts. While the NWS is careful not to endorse any specific product or company, they are supportive of this program because the First Alert product meets their receiver requirements and because ShareCom is an exclusive distributor of Silent Call Inc. accessories for the hearing and vision-impaired. This special needs group makes up approximately ten percent of the population. The ability to provide these accessories is anticipated to be a significant advantage on State bids.

Corporate Fundraising and Employee Discount programs

     The Corporate Fundraiser and Employee Discount programs mentioned above will also be primary revenue drivers for WeatherRadios.com.

WeatherRadio.com Domain Names

     As the government education effort increases the overall awareness of the need for this product, the domain names that describe this product without variation will significantly increase in value. ShareCom owns over 30 of the most commonly used names for this product. By purchasing them early, there is a formidable barrier to the competition for entry into the Internet marketplace for this product.

Strategic Alliances:

National Partnership with FEMA/Project Impact:

     This partnership will provide credibility and exposure for the company's primary revenue drivers: Prime and public broadcasting TV programs, Exclusive Insurance Company Sponsorship, Employee Discount and Fundraiser programs. This is also the primary reason agreements have been secured with the local Red Cross chapters and many Emergency Management Agencies throughout the country.

National Weather Service Alliance:

     The National Weather Service (NWS) has listed WeatherRadios.com as an approved vendor on the NOAA website. WeatherRadios.com is the only non-manufacturer listed on this site because of what is offered: multiple brand options and accessories for the deaf and hard of hearing. The NWS has also agreed to offer Public Relations exposure to our Exclusive Insurance Co. sponsor.

                                 MANAGEMENT

     As a result of the Merger, and pursuant to the terms of the Merger Agreement the directors and officers of the Company are as set forth below until their successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with ShareCom's articles and Bylaws.

     The management of ShareCom is as follows:

Brad Nordling-Chief Executive Officer, President and Chairman. Brad Founded ShareCom in 1994 as Shared Computer Services. Early services offered included Local Area Network installations and upgrades. Wed site development started in late 1996 and online shopping through 2 Way Talk and then WeatherRadios.com began in January 1999. Brad has been full-time at ShareCom since October 1, 2001. Before that, he also held outside positions, most recently at I-Jam Multimedia as Director of Information Technology. Brad began there in July 2000, creating their e-commerce on line presence. Before I-Jam, Brad was a Senior Developer for PowerCerv, an ERP Software producer. Starting in April 1997, Brad was in charge of developing and implementing customized systems for various corporate clients including Friskars and Lutheran Brotherhood. Prior to PowerCerv, Brad was a Senior Staff Programmer at Allstate Insurance at the conclusion of his ten-year career there.

Lynda Nordling-Director. Lynda is a Senior Sales Manager for a major insurance company. Her twenty-three year career there began as an Agent in Madison, WI and has taken her to the Home Office, where she has been for thirteen years. Her recent achievements include development and implementation of new technology tools and systems for use by field sales staff. She has been involved in the creation of the new field Sales position from what was a standard employee to the Independent Contractor Sales Professionals now their standard. Lynda's earlier achievements include many Sales awards and honors for her personal production and also for her management teams, which she was instrumental in helping to grow in size to an entire territory of 226 representatives.

William M. Somers-Director, has served as Director of Anonymous Data Corporation since November, 1998. From 1994 until present William Somers, a Doctor of Optometry has maintained a full time optometry practice in Las Vegas, Nevada. He has held numerous committee positions throughout his career including the Medicare Carrier Advisory Committee, the Nevada chapter of the American Optometric Association and advisory board committee member and spokesman for Vistakon (Johnson & Johnson contact lenses). He received his optometry degree from the Southern California College of Optometry.

James Dobbs-Director. Jim is the President and Founder of Woodfield Planning Corporation in Rolling Meadows, IL., a diversified financial services company. Jim began the company 1982 and has recently opened new offices in Crystal Lake, IL. and Lombard, IL. He currently employees 50 people. Woodfield Planning specializes in Mortgages, Insurance, and Financial Planning.

Douglas Marrison-Director. Doug is the President and Founder of Wireless Marketing Corporation in Schaumburg, IL. Wireless Marketing produces and markets 2-way radios such as CB Radios and Family Radios under the Cherokee name. They also produce products, through licensing agreements, under the

First Alert and Coleman Electronics names. Doug started the company in 1995 after he left his position of Vice President at Cobra Electronics in Chicago, where he was at for ten years. Doug was in charge of sales and led Cobra through one of the biggest growth periods in their history and helped to expand their product lines.

William Alleman-Director. Bill is currently IT Manager at Boise Cascade in Illinois. He has been there since March 2001 and has been building their new corporate networking infrastructure. He currently left Outboard Marine Corporation after successfully transitioning the Information Technology teams and systems to their new owners, Bornbardier. Bill had begun at OMC in 1998 and was also responsible for their entire networking infrastructure, which included many different countries. Prior to 1998, Bill was a consultant at TerraSys, a major consulting firm with expertise in networking and email systems.

Michele Smith, Secretary/Treasurer. Michele started at ShareCom in March 2000 and holds a variety of responsibilities. She is in charge of all website development and maintenance for the WeatherRadio.com site. In addition to all her technical skills, she is in charge of all customer service at ShareCom. She handles all customer follow-ups for order status inquires and product returns. Michele duties also include keeping all financial records for the company and working with accountants for monthly and annual reconciliation. Prior to coming to ShareCom, Michele was customer service specialist for American Online. She began there in 1996, handling customer calls and monitoring various chat rooms and message boards. She also managed the accounting for her husband's own business.

Frank Richier, Vice President of Operations. Frank began with ShareCom this May 2001. Prior to coming here, Frank was founding member of I-Jam
Multimedia. Frank was in charge of Directing and managing the overall sales operation at I-Jam, which included a staff of over 30 sales persons throughout the United States. Relationships built with major retailers like Best Buy, Target, AOL, Sears, and Amazon.com produced first year sales for over 12 Million dollars with one SKU (Item). Frank began with I-Jam in mid 1998 after success at I-Jam's sister company, Wireless Marketing Corporation. Beginning there in the middle of 1996, he was Director of Sales, helping to attain a 70% increase revenue.

There are no family relationships between any of the above persons, except Brad Nordling and Lynda Nordling who are husband and wife.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS

Overview

     The following discussion regarding the financial statements of ShareCom, a development stage company, should be read in conjunction with the financial statements and notes thereto included elsewhere in this filing.

Financial Status of ShareCom for the years ending December 31, 2000 and 1999.

     Revenues. ShareCom has generated revenues of $380,835 for the year ended December 31, 2000 compared to $87,817 for the year ended December 31, 1999, an increase in revenues of $293,018 or 334%.

     Costs and Expenses. ShareCom had operating expenses of $120,368 for the year ended December 31, 2000 compared to $45,280 for the year ended December 31, 1999, an increase in expenses of $75,088 or 166%. This increase in expenses is directly related to the increase in revenues.

     Net  Income/Loss. ShareCom had net income of $8,066 for the  year  ended
December 31, 2000 compared to a net loss of $(27,683) for the year ended December 31, 1999.

Common Stock

     The Company's Articles of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, $.001 par value per share, of which approximately 14,059,962 shares were outstanding as of the post merger date of July 25, 2001. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities including distributions to preferred stockholders, if any. Holders of common stock have no preemptive rights to purchase the Company's common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.Preferred Stock
     The Company's Articles of Incorporation also authorizes the issuance of 25,000,000 shares of Preferred Stock, $.001 par value per share, of which there were no shares outstanding as of this date.
Shares Outstanding Post Merger

     As of July 25, 2001, there were approximately 262 record holders of Shares. The Common Stock traded on OTCBB, under the symbol "ANYD" and has applied for a new symbol. The Company's Transfer Agent and Registrar is Pacific Stock Transfer.

     On July 12, 2000, the last full trading day before the first public announcement of the intention to commence the Merger, the last reported sale quotation of the Shares on the OTCBB was $0.01 per Share.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     ShareCom has appointed Merdinger, Fruchter, Rosen & Corso, Los Angeles, California, as its independent accountants for the fiscal year ending December 31, 2001. This is a change in accountants recommended by the Board of Directors. Merdinger, Fruchter, Rosen & Corso was engaged by ShareCom on July 30, 2001. Piercy, Bowler, Taylor and Kern served as ANYD's independent accountants since its formation in 1998.

     The audit reports issued by Piercy, Bowler, Taylor and Kern with respect to ANYD's financial statements for 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. During 2000 and 1999 (and any subsequent interim period), there have been no disagreements between ANYD and Piercy, Bowler, Taylor and Kern on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Piercy, Bowler, Taylor and Kern, would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report. Moreover, none of the events listed in Item 304-(a) (1) (v) of Regulation S-K occurred during 2000 or 1999 or any subsequent interim period.

     The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by Piercy, Bowler, Taylor and

Kern as the independent accountants of ANYD. The change in accountants follows ShareCom's merger with ANYD (after name change - ShareCom, Inc.).

ITEM 5.     OTHER EVENTS

      On July 25, 2001 ShareCom, Inc. issued a press release (the "Press Release") announcing the completion of the merger between ANYD and ShareCom. In the Press Release ShareCom also announced the change of its name from Anonymous Data Corporation to ShareCom, Inc. and has applied for a new Ticker Symbol.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     Resignations of the Company's officers and directors occurred concurrent with closing of merger. The new officers and directors are referenced in Item 1.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

     a)*  ShareCom, Inc. (Attached)
               Report of Independent Auditor
               Balance Sheet For The Year Ending December 31, 2000 and 1999. Statement of Operations For The Year Ending December 31, 2000 and 1999.
               Statement of Stockholders' Deficit For The Year Ending December 31, 2000 and 1999.
               Statement of Cash Flows For The Year Ending December 31, 2000 and 1999.
               Notes to Financial Statements

     b)** ANYD Financial Statements - Incorporated by reference from 10-KSB filing in May 1, 2001.
     c)* Proforma Condensed Consolidated - derived from the audited financial statements of ShareCom for the year ended December 31, 2000 and of ANYD for period ending December 31, 2000.
          Consolidated Balance Sheet
          Consolidated Statement of Operations

     d)   Exhibit                  Description
     2.1**        Agreement and Plan of Merger, dated June 27, 2001
                  between ANYD and ShareCom (filed in a Form 8-K on June
                  29, 2001
     3 (i)*       Certificate of Merger, dated July 25, 2001, filed with
                  the Secretary of State, Nevada and Illinois RE: Merger
                  between ANYD and ShareCom, INC.
     16*          Letter of Piercy, Bowler, Taylor and Kern re: change in
                  certifying accountant
     99.1*        Text of Press Release dated July 25, 2001
     ___________________________
     *    Filed herewith
     **   Incorporated By reference

ITEM 8.     CHANGE IN FISCAL YEAR
Not applicable.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ShareCom, Inc.

                                                  By/s/ Brad Nordling
                                                    Brad Nordling, President

Date:     August 3, 2001

EXHIBIT INDEX

     a)*  ShareCom, Inc. (Attached)
               Report of Independent Auditor
               Balance Sheet For The Year Ending December 31, 2000 and 1999. Statement of Operations For The Year Ending December 31, 2000 and 1999.
               Statement of Stockholders' Deficit For The Year Ending December 31, 2000 and 1999.
               Statement of Cash Flows For The Year Ending December 31, 2000 and 1999.
               Notes to Financial Statements

     b)** ANYD Financial Statements - Incorporated by reference from 10-KSB filing in May 1, 2001.
     c)* Proforma Condensed Consolidated - derived from the audited financial statements of ShareCom for the year ended December 31, 2000 and of ANYD for period ending December 31, 2000.
          Consolidated Balance Sheet
          Consolidated Statement of Operations

     d)   Exhibit                  Description

     2.1**        Agreement and Plan of Merger, dated June 27, 2001
                  between ANYD and ShareCom (filed in a Form 8-K on June
                  29, 2001
     3 (i)*       Certificate of Merger, dated July 25, 2001, filed with
                  the Secretary of State, Nevada and Illinois RE: Merger
                  between ANYD and ShareCom, INC.
     16*          Letter of Piercy, Bowler, Taylor and Kern re: change in
                  certifying accountant
     99.1*        Text of Press Release dated July 25, 2001
     ___________________________
     *    Filed herewith
     **   Incorporated By reference

EHXIBIT A

                               SHARECOM, INC.
                            FINANCIAL STATEMENTS
                         DECEMBER 31, 2000 AND 1999

                                    INDEX


                                                                 PAGE
                                                                NUMBER

Independent auditors' report                                      1

Balance sheets                                                    2

Statements of operations                                          3

Statement of stockholders' equity (deficiency)                    4

Statements of cash flows                                          5

Notes to financial statements                                   6 - 11

                  INDEPENDENT AUDITORS' REPORT



TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
 SHARECOM, INC.


We have audited the accompanying balance sheets of ShareCom, Inc. as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity (deficiency) and cash flows for the years then ended. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ShareCom, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.



                              MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                              Certified Public Accountants

Los Angeles, California
June 25, 2001

                               BALANCE SHEETS

                                                            December 31,
                                                            2000       1999
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                    $288     $3,604
Accounts receivable, net of allowance for
  doubtful accounts of $7,000                              46,208          -
Inventory                                                  12,244          -
                                                          -------     ------
Total current assets                                       58,740      3,604

Property and equipment, net of accumulated
depreciation of $7,115 and $855                            41,125      7,695
Intangible assets, net of accumulated amortization
of $6,225                                                  31,125          -
                                                         --------   --------
TOTAL ASSETS                                             $130,990    $11,299
                                                         ========   ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES
Accounts payable and accrued expenses                     $70,618    $14,500
Due to officer                                             55,989     12,482
                                                        ---------   --------
Total liabilities                                         126,607     26,982
                                                        ---------   --------
Commitments and contingencies                                   -          -

STOCKHOLDERS' EQUITY (DEFICIENCY)
Common stock - no par value; 10,000 shares                 24,000     12,000
authorized; 1,000 issued and outstanding
Accumulated deficit                                      (19,617)   (27,683)
                                                        --------------------
Total stockholders' equity (deficiency)                     4,383   (15,683)
                                                        --------------------
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIENCY)                                      $130,990    $11,299
                                                        ====================

                               SHARECOM, INC.
                          STATEMENTS OF OPERATIONS

                                                        For the Year Ended
                                                           December 31,
                                                         2000         1999
REVENUE, net                                            $380,835     $87,817

COST OF GOODS SOLD                                       250,832      69,948
                                                       ---------------------
GROSS PROFIT                                             130,003      17,869
                                                       ---------------------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Domain fees                                                2,429           -
Outside sevices                                           27,187           -
Insurance expense                                          1,873           -
Bad debt expense                                           7,000           -
Depreciation and amortization expense                     12,485         855
Professional fees                                          8,295       4,952
Travel and entertainment expense                          14,605      18,114
Rent expense                                              12,000      12,000
Advertising expense                                        6,906       1,275
Other general and administrative expenses                 27,588       8,084
                                                       ---------------------
Total selling, general and administrative expenses       120,368      45,280
                                                       ---------------------
INCOME (LOSS) FROM OPERATIONS                              9,635    (27,411)

OTHER EXPENSES
Interest expense                                         (1,569)       (272)
                                                       ---------------------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES            8,066    (27,683)

PROVISION FOR INCOME TAXES                                     -           -
                                                        --------------------
NET INCOME (LOSS)                                         $8,066   $(27,683)
                                                        ====================

                               SHARECOM, INC.
               STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
               FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999



                                                                  Total
                                                               Stockholders
                                   Common Stock   Accumulated    ' Equity
                                   Shares  Amount   Deficit    (Deficiency)
Balance  at  January  1,   1999
(Inception)                            -       $-          $-            $-

Net  Loss  for the  year  ended
December 31, 1999                      -        -    (27,683)       27,683)

Capital contributions              1,000   12,000           -        12,000
                                  -----------------------------------------
Balance at December 31, 1999       1,000   12,000    (27,683)      (15,683)

Net  income for the year  ended
December 31, 2000                      -        -       8,066         8,066

Capital contributions                  -   12,000           -        12,000
                                   ----------------------------------------
Balance at December 31, 2000       1,000  $24,000 $  (19,617)      $  4,383
                                   ========================================

                               SHARECOM, INC.
                          STATEMENTS OF CASH FLOWS

                                                        For the Year Ended
                                                           December 31,
                                                         2000        1999
CASH FLOW FROM OPERATING ACTIVITIES
  Net income (loss)                                     $  8,066  $(27,683)
  Adjustments to reconcile net loss to net cash
   (used in) provided by operating activities:
     Depreciation and amortization expense                12,485        855
     Bad debt expense                                      7,000          -
     Rent expense                                         12,000     12,000
  Changes in certain assets and liabilities:
   Increase in accounts receivable                      (53,208)          -
   Increase in inventory                                (12,244)          -
   Decrease in accounts payable and accrued expenses      56,118     14,500
                                                       --------------------
Total cash provided by (used in) operating activities     30,217      (328)
                                                       --------------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Increase in property and equipment                   (39,690)    (8,550)
   Increase in intangible assets                        (37,350)          -
                                                        -------------------
Total cash used in investing activities                 (77,040)    (8,550)
                                                        -------------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Increase (decrease) in due to officer                  43,507     12,482
                                                        -------------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS     (3,316)      3,604

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR              3,604          -
                                                        -------------------
CASH AND CASH EQUIVALENTS - END OF YEAR                  $   288    $ 3,604
                                                        ===================
CASH PAID DURING THE YEAR FOR:
   Interest expense                                       $    -   $      -
                                                        ===================
   Income taxes                                         $      -   $      -
                                                        ===================

NON CASH FINANCING ACTIVITIES:

During the years ended December 31, 2000 and 1999, the Company had $12,000 of rent expense contributed by a Shareholder of the Company, (see Note 2).

                               SHARECOM, INC.
                       NOTES TO  FINANCIAL STATEMENTS
                         DECEMBER 31, 2000 AND 1999


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          a)   Basis of Presentation
            The accompanying financial statements include the accounts of ShareCom, Inc. (the "Company"), organized under the laws of the State of Illinois on June 7, 2000. For the period from January 1, 1999 to June 6, 2000 the Company operated under the name 2 Way Talk, an unincorporated business.

          b)   Line of Business
            The Company is an Internet e-commerce company selling electronic products to end consumers through its 2WayTalk.com web site and its WeatherRadios.com website.

          c)   Use of Estimates
            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from those estimates.

          d)   Revenue Recognition
            Revenue   is  recognized  based  upon  the  accrual   method   of
            accounting.   Revenue  is  recorded at  the  time  of  the  sale,
            usually upon shipment of the product.

          e)   Cash and Cash Equivalents
            The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

          f)   Concentration of Credit Risk
            The  Company  places its cash in what it believes to  be  credit-
            worthy  financial  institutions.   However,  cash  balances   may
            exceed FDIC insured levels at various times during the year.

          g)   Inventory
            Inventory is stated at the lower of cost or market utilizing the first-in, first-out method ("FIFO"). Inventory consists mainly of finished goods.

          h)   Property and Equipment
            Property  and  equipment  is stated  at  cost.   Depreciation  is
            computed using the straight-line method based upon the estimated useful lives of the various classes of assets.

                               SHARECOM, INC.
                       NOTES TO  FINANCIAL STATEMENTS
                         DECEMBER 31, 2000 AND 1999


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          i)   Intangible Assets
            Intangible  assets  consist  of  the  Company's  costs  for   the
            purchase of its domain names. The costs are being amortized over their estimated useful lives of three years.

            The Company periodically reviews the recoverability of the asset in accordance with SFAS 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of". The Company believes the asset is fully recoverable at December 31, 2000.

          j)   Income Taxes
            Income taxes are provided for based on the liability method of accounting pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". The liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amount of assets and liabilities and their tax basis.

          k)   Advertising Costs
            Advertising costs are expensed as incurred and included in selling, general and administrative expenses. For the years ended December 31, 2000 and 1999, advertising expense amounted to $6,906 and $1,275, respectively.

          l)   Fair Value of Financial Instruments
            The Company's financial instruments consist of cash, accounts receivable, inventory, accounts payable and accrued expenses. The carrying amounts of cash, accounts receivable and accounts payable and accrued expenses approximate fair value due to the highly liquid nature of these short-term instruments.

          m)   Long-Lived Assets
            SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted this statement and has determined that recognition of an impairment loss for applicable assets of continuing operations is not necessary.

                               SHARECOM, INC.
                       NOTES TO  FINANCIAL STATEMENTS
                         DECEMBER 31, 2000 AND 1999



NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          n)   Stock-Based Compensation
            SFAS No. 123, "Accounting for Stock-Based Compensation", encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

          o)   Comprehensive Income
            SFAS No. 130, "Reporting Comprehensive Income" establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of December 31, 2000 and 1999, the Company has no items that represent comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.

          p)   Computer Software Costs
            Statement of Position ("SOP") No. 98-1 specifies the appropriate accounting for costs incurred to develop or obtain computer software for internal use. The new pronouncement provides guidance on which costs should be capitalized, and over what period such costs should be amortized and what disclosures should be made regarding such costs. This pronouncement is effective for fiscal years beginning after December 15, 1998, but earlier application is acceptable. Previously capitalized costs will not be adjusted. The Company believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement, and therefore believes that adoption will not have a material effect on financial condition or operating results.

NOTE 2 -  RELATED PARTY TRANSACTIONS

          As of December 31, 2000 and 1999, the Company had the following related party transactions with a stockholder of the Company:

                               SHARECOM, INC.
                       NOTES TO  FINANCIAL STATEMENTS
                         DECEMBER 31, 2000 AND 1999



NOTE 2 -  RELATED PARTY TRANSACTIONS (continued)

          Office and Administrative Expense
      a) The Company neither owns nor leases any real or personal property. A stockholder provided office services for $1,000 per month, for the years ending December 31, 2000 and 1999 under an agreement expiring on January 2002. The cost of these office services, totaling $12,000 per year, has been recorded in the statement of operations, with a corresponding contribution to capital as of December 31, 2000 and 1999.

          Due to Related Parties
            b) As of December 31, 2000 and 1999, the Company has a payable due to an officer totaling $55,989 and $12,482, respectively. These amounts represent advances made to the Company by its
            Chief Executive Officer ("CEO") for various expenses. This payable bears interest at the rate of 5% per annum.

NOTE 3 -  PROPERTY AND EQUIPMENT

          Property and equipment is summarized as follows:

                                                       December 31,
                                                    2000       1999
          Computer hardware and equipment         $ 23,580   $   8,550
          Computer software                         24,660           -
                                                  --------------------
                                                    48,240       8,550
          Less:  Accumulated Depreciation          (7,115)       (855)
                                                  --------------------
          Property and Equipment, net             $ 41,125   $   7,695
                                                  ====================

          Depreciation expense for the years ended December 31, 2000 and 1999 was $7,115 and $855, respectively.
 .
NOTE 4 -  COMMITMENTS AND CONTINGENCIES

          The Company leases office space in Chicagi, Illinois under an operating lease expiring January 2002. Minimum monthly payments under the lease total $1,000. (See note 2)

          Rent  expense  under operating leases for the years ended  December
          31,   2000   and  1999,  was  approximately  $12,000  and  $12,000,
          respectively. (See note 2)

                               SHARECOM, INC.
                       NOTES TO  FINANCIAL STATEMENTS
                         DECEMBER 31, 2000 AND 1999



NOTE 5 -  INCOME TAXES

          The components of the provision for income taxes are as follows:

                                                       December 31,
                                                    2000       1999
      Current Tax Expense
            U.S. Federal                          $      -   $       -
            State and Local                              -           -
          Total Current                                  -           -

          Deferred Tax Expense
            U.S. Federal                                 -           -
            State and Local                              -           -
          Total Deferred                                 -           -

          Total Tax Provision (Benefit) from
           Continuing Operations                  $      -   $       -

          The reconciliation of the effective income tax rate to the Federal statutory rate is as follows for the years ended December 31, 2000 and 1999:

          Federal Income Tax Rate             (     34.0)%
          Effect of Valuation Allowance             34.0%
          Effective Income Tax Rate                  0.0%

          At December 31, 2000 and 1999, the Company had net carryforward losses of approximately $19,617 and $27,683, respectively. Because of the current uncertainty of realizing the benefit of the tax carryforwards, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the carryforwards depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

          Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                               SHARECOM, INC.
                       NOTES TO  FINANCIAL STATEMENTS
                         DECEMBER 31, 2000 AND 1999



NOTE 5 -  INCOME TAXES (continued)

                                                       December 31,
                                                    2000       1999
          Deferred Tax Assets
            Loss Carryforwards                    $  9,400   $       -
             Less:  Valuation Allowance         (    9,400)         (-)
                                                -----------------------
          Net Deferred Tax Assets                 $      -   $       -
                                                =======================

          Net  operating loss carryforwards expire starting in  2007  through
          2014.   Per  year  availability is subject to change  of  ownership limitations under Internal Revenue Code Section 382.

NOTE 6 -  SUBSEQUENT EVENTS

          On June 1, 2001, the Company entered into an agreement and plan of merger with Anonymous Data Corporation ("ANYD"), a Nevada corporation. Following the merger, ANYD shall continue as the surviving corporation, shall continue to be governed by the laws of its incorporation and the separate corporate existence of the Company shall cease. At the time of the merger each share of the Company's common stock shall be converted into 14,000 shares of ANYD's common stock. As of June 25, 2001, this agreement has not been finalized.

EXHIBIT C

SELECTED PRO FORMA FINANCIAL DATA

    The summary financial information set forth below is derived from the audited financial statements of (i) Anonymous for the period ending December 31, 2000 and (ii) ShareCom for period ending December 31, 2000. This information should be read in conjunction with such financial statements, including the notes thereto.

 PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                   Historical Historical   Subtotal   Pro forma    Pro forma
                   Anonymous   ShareCom,  before Pro Adjustments Consolidated
                      Data       Inc.       forma
                  Corporation            Adjustments
 ASSETS
 Current assets:
   Cash and cash          $0        $288        $288          $0         $288
 equivalents
   Accounts                0      46,208      46,208           0       46,208
 Receivable
   Inventory               0      12,244      12,244           0       12,244
   Prepaid           161,777           0     161,777           0      161,777
 expenses
      Total
 current assets      161,777      58,740     220,517           0      220,517

 Property and
 equipment, net       60,986      41,125     102,111           0      102,111
 Unamortized
 patent costs        118,307           0     118,307           0      118,307
 Investment in             0           0           0    (a)4,383            0
 subsidiary
                                                      (c)(4,383)
 Intangible                0      31,125      31,125           0       31,125
 assets
 Goodwill                  0           0           0  (a)681,617      647,536
                           0           0           0 (b)(34,081)            0
                  ----------   ---------  ----------  ----------   ----------
 TOTAL ASSETS       $341,070    $130,990    $472,060    $647,536   $1,119,596
                  ===========  ==========  ==========  ==========  ===========

 LIABILITIES AND
 STOCKHOLDERS'
 EQUITY
 (DEFICIENCY)
 Current
 liabilities
   Accounts
 payable and
 accrued expenses    $23,024     $70,618     $93,642          $0      $93,642
   Due to officer          0      55,989      55,989           0       55,989
   Accrued
 interest             12,791           0      12,791           0       12,791
   Total current
 liabilities          35,815     126,607     162,422           0      162,422

 Long-term debt,
 officer/director    376,906           0     376,906           0      376,906
                   ---------  ----------  ----------   ---------   ----------
   Total
 Liabilities         412,721     126,607     539,328           0      539,328
                   ---------  ---------- -----------  ----------    ---------
 Stockholders'
 equity
   Common stock       12,895      24,000      36,895   (a)14,000       26,895
                                                     (c)(24,000)
   Additional
 paid in capital   6,419,374           0   6,419,374  (a)672,000    7,091,374
   Accumulated
 (deficit)        (6,503,920)    (19,617) (6,523,537) (b)(34,081)  (6,538,001)
                                                       (c)19,617
     Total
 stockholders'
 equity (deficit)   (71,651)       4,383    (67,268)     647,536      580,268

       Total
 liabilities and
 stockholders'
 equity             $341,070    $130,990    $472,060    $647,536  $11,119,596

a) To record the issuance of 14,000,000 shares of the Company's common stock. These shares were valued at the last trading price at June 1, 2001 which totaled $686,000, or $.049 per share. These shares were issued for the purchases of ShareCom, Inc. as per the purchase agreement dated June 27, 2001.
b) To record the amortization of goodwill related to the acquisition of ShareCom, Inc.
c)   To record the elimination of the investment in ShareCom, Inc. THE MERGER

 PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                        Subtotal
                Anonymous                Before
                  Data      ShareCom,   Proforma     Pro Forma   Pro Forma
               Corporation     Inc.    Adjustments  AdjustmentsConsolidated
 REVENUE                $-   $380,835      $380,835         $-      $380,835
 COST OF
 GOODS SOLD              -    250,832       250,832          -       250,832
                ----------   --------    ----------  ---------    ----------
 GROSS PROFIT            -    130,003       130,003          -       130,003
               -----------   --------    ----------  ---------    ----------
 SELLING,
 GENERAL AND
 ADMINISTRATI
 VE EXPENSES
 Research and
 development     4,568,136          -     4,568,136          -     4,568,136
  Domain Fees            -      2,429         2,429          -         2,429
  Outside
 services                -     27,187        27,187          -        27,187
  Insurance
 expense                 -      1,873         1,873          -         1,873
  Bad debt
 expense                 -      7,000         7,000          -         7,000

 Depreciation
 and
 amortization
 expense            38,344     12,485        50,829  (b)34,081        84,910

 Professional
 fees                    -      8,295         8,295          -         8,295
  Travel and
 entertainmen
 t expense               -     14,605        14,605          -        14,605
  Rent
 expense                 -     12,000        12,000          -        12,000
  Advertising
 expense                 -      6,906         6,906          -         6,906
  Other
 general and
 administrati
 ve expenses       280,551     27,588       308,139          -       308,139
               -----------   --------    ----------  ---------   -----------
 Total
 selling,
 general and
 administrati
 ve expenses     4,887,031    120,368     5,007,399     34,081     5,041,480
               -----------   --------    ----------  ---------  ------------
 INCOME        (4,887,031)      9,635   (4,877,396)   (34,081)   (4,911,477)
 (LOSS) FROM
 OPERATIONS
               -----------   --------    ----------  ---------  ------------
 OTHER INCOME
 (EXPENSE)
  Interest
 expense          (37,991)    (1,569)      (39,560)          -      (39,560)
  Other
 income             36,000          -        36,000          -        36,000
               -----------   --------    ----------  ---------  ------------
  Total other
 income            (1,991)    (1,569)       (3,560)          -       (3,560)
 (expense)
               -----------   --------    ----------  ---------  ------------
 INCOME
 (LOSS)
 BEFORE
 PROVISION
 FOR INCOME
 TAXES         (4,889,022)      8,066   (4,880,956)   (34,081)   (4,915,037)

 PROVISION
 FOR INCOME
 TAXES                   -          -             -          -             -
               -----------   --------    ----------  ---------  ------------
 NET INCOME
 (LOSS)       $(4,889,022)     $8,066  $(4,880,956)  $(34,081)  $(4,915,037)
              ============   ========   ===========  =========  ============

a) To record the issuance of 14,000,000 shares of the Company's common stock. These shares were valued at the last trading price at June 1, 2001 which totaled $686,000, or $.049 per share. These shares were issued for the purchases of ShareCom, Inc. as per the purchase agreement dated June 27, 2001.
b) To record the amortization of goodwill related to the acquisition of ShareCom, Inc.
c)   To record the elimination of the investment in ShareCom, Inc. THE MERGER